Exhibit 10.16

                             PROMISSORY NOTE "NOTE"

BORROWER:                     Vitrix, Incorporated, an Arizona corporation
LENDER:                       Joseph L. Simek
PRINCIPAL AMOUNT:             $400,000.00
INTEREST RATE:                Prime + 1% (as further described herein)
DATE MADE:                    March 31, 2001
DUE DATE:                     March 31, 2001

     FOR VALUE RECEIVED, the undersigned, Vitrix Incorporated, an Arizona corporation, ("Borrower", whether one or more), hereby promises to pay to or to the order of Joseph L. Simek, a adult resident of the State of Wisconsin, ("Lender", whether one or more), payable to Joseph L. Simek at Mallery & Zimmerman, S.C., Attention: Robert W. Zimmerman, Esq, 101 Grand Avenue, P.O. Box 479, Wausau, WI 54402-0479, or such other place as Lender may designate in writing, the Principal Amount of Four Hundred Thousand and 00/1 00s Dollars ($400,000.00) together with interest at the rate of one percent (1(degree)l0) in excess of the prime rate at M&I Bank, Wausau, Wisconsin, as follows:

     Payments of interest only shall be made during the first six (f>) months, with the first such payment being due and payable on or before April 30, 2001 and subsequent payments being due on or before the last day of each subsequent month thereafter. Commencing on October I, 2001 the principal amount and any outstanding interest shall be amortized over four and one half (4 112.) years with equal monthly installments of principal and interest commencing and becoming payable thereafter, with the first such payment being due and payable on or before October 31, 2001 and each successive monthly payment being due and payable on or before the last day of each subsequent month thereafter. A balloon payment of all outstanding principal and accumulated interest shall be due on or before October 1, 2002.

     The entire Principal Amount and all accrued but unpaid interest under this Note shall be due and payable on or before October 1, 2002.

     Failure to pay any amount when a under the terms of this Note or the occurrence of a default under any of the provisions of a mortgage or any other security agreement that may secure this Note shall, at the option of the Lender, cause all sums then remaining unpaid on this Note (including the entire unpaid principal balance and all accrued but unpaid interest) to become immediately due and payable without notice or demand and regardless of the Due Date. The failure by Lender at any time to exercise this option to accelerate payment shall not constitute a waiver of the right to exercise the same at any other time.
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     All makers, endorsers, sureties, and guarantors of this Note hereby waive presentment, protest, demand and notice of dishonor and agree that without affecting the liability of any of them, the holder may, without notice, renew or extend the time for payment, except partial payments, release or impair any collateral security for the payment of this Note or agree not to sue any party liable on it.

     This Note may be prepaid in whole or in part at any time without premium, penalty or fee.

     Any amount required to be paid under this Note that is not paid as provided for herein shall bear interest at the rate of eighteen percent (18(degree)l0) per annum.

     This Note shall be the joint and several obligation of all makers, sureties, guarantors, and endorsers and shall be binding upon them and their successors and assigns.

     Nothing in any obligation of the Borrower arising out of or connected with this Note shall impose on the Borrower or entitle the Lender or holder hereof in any event to collect interest in excess of the highest rate of interest permitted by law on the unpaid indebtedness existing hereunder from time to time.

     In the event one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     The security for this Note is as follows: a General Business Security Agreement of even date herewith.

     This Note shall be subordinate to private financing to be provided to Borrower at or near the closing of that certain Merger Agreement between the Borrower, Vitrix, Inc., a Nevada corporation and Time America, Inc., an Arizona corporation, in an amount not to exceed Five Hundred Thousand and 00/100s ($500,000.00) Dollars.

     The laws of the state of Wisconsin shall govern the validity and interpretation of this Note and the performance by the Borrower of its obligations hereunder.

     In the event it is necessary for Lender to incur expenses to enforce its rights under this Note, Borrower hereby agrees to pay all costs associated with or connected with said enforcement efforts including, but not limited to, the payment of reasonable attorney's fees. Borrower agrees that attorney's fees not exceeding ten percent (14%) of the Principal Amount specified herein shall be deemed to be reasonable under all circumstances,

     Dated this 31st day of March, 2001.

                                       BORROWER:

                                       VITRIX, INCORPORATED, an Arizona
                                       corporation

                                       By: /s/ Thomas S. Bednarik
                                           -------------------------------------
                                           Thomas S. Bednarik, President and CEO

            FIRST AMENDMENT TO AMENDMENT TO PROMISSORY NOTE AGREEMENT

This First Amendment to the Promissory Note Agreement is made as of the 3Oth day of January 2002, by and between Joseph L. Simek ("Lender") and time America, Inc. ("Borrower")

                                    RECITALS

Borrower and Lender ENTERED INTO A PROMISSORY Note Agreement dated March 31, 2001 in which Borrower promised to make monthly installments of principal and interest FOLLOWED BY A BALLOON PAYMENT OF ALL OUTSTANDING PRINCIPAL ARID accrued interest due on October 1, 2002.

                                    AGREEMENT

Borrower and Lender hereby agree that the date of the balloon payment shall be extended to October 1, 2003. Lender will continue to make monthly principal and interest payments through October 2003.

BORROWER:                                       LENDER:
Time America, Inc., an Arizona
corporation

By: /s/ Thomas S. Bednarik                      By: /s/ Joseph L Simek
    -------------------------------------           ----------------------------
    Thomas S. Bednarik, President and CEO           Joseph L Simek